Exhibit 10.31

ADVANCED DISPOSAL SERVICES, INC. 2016 OMNIBUS EQUITY PLAN

FORM OF RESTRICTED SHARE UNIT AWARD AGREEMENT

FOR EXECUTIVE OFFICERS

THIS RESTRICTED SHARE UNIT AGREEMENT (the “Agreement”) is made effective as of                 (the “Date of Grant”) between Advanced Disposal Services, Inc., a Delaware corporation (the “Company”), and                   (the “Participant”).

This Agreement sets forth the general terms and conditions of restricted stock units (“RSUs”).  By accepting this award, the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Services, Inc. 2016 Omnibus Equity Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.             Grant of the RSUs.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant, a target award consisting of               RSUs (the “Target Award”), subject to adjustment as set forth in the Plan.  The number of RSUs to which the Participant will be entitled as of the Scheduled Vesting Date (defined in Section 2)(the “Earned RSUs”) will be based on (i) the Target Award and (ii) the Company’s performance against the performance measures set forth on Exhibit A, as well as on the other terms and conditions of this Agreement.  Each Earned RSU gives the Participant the unsecured right to receive, subject to the terms and conditions of the Plan and this Agreement, one Common Share.  The Participant shall not be required to pay any additional consideration for the issuance of the Common Shares upon settlement of the Earned RSUs.

2.             Vesting Schedule.  Subject to earlier termination and cancellation, and unless previously vested, in each case in accordance with the Plan or this Agreement, the Earned RSUs shall vest in full on the third anniversary of the Date of Grant (the “Scheduled Vesting Date”)(1).

3.             Settlement.  Each Earned RSU shall be settled by delivery of one Common Share within thirty (30) days following the Scheduled Vesting Date (the “Settlement Date”).

4.             Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason other than retirement, termination without Cause, resignation for Good reason, death or Disability, the Target Award shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.(2)

(1)           The vesting schedule presented in this Form of Award Agreement is indicative and may vary from award to award.

(2)                                 The treatment of awards upon termination of service presented in this Form of Award Agreement is indicative and may vary from award to award.

5.             Retirement;  Termination Without Cause; Resignation for Good Reason. Subject to Section 7 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of either the Participant’s retirement, his or her termination without Cause or his or her resignation for Good Reason (“Cause” and “Good Reason” having the meanings set forth in Section 7 of this Agreement), the Participant shall be entitled to 100% of the Earned RSUs, subject to the other terms of this Agreement, as if the Participant’s employment or other service had not terminated.(3)  Earned RSUs will be settled on the Settlement Date.

6.             Death; Disability.   If the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s death or Disability, the Participant (or the Participant’s estate or beneficiary) shall be entitled to 100% of the Earned RSUs, subject to the other terms and conditions of this Agreement.   Earned RSUs shall be settled on the Settlement Date.(4)

7.             Change in Control.  In the event of a Change in Control, prior to the Scheduled Vesting Date, a number of Earned RSUs shall be calculated for the Participant and shall be equal to the greater of:

(i)            The number of RSUs that would be considered Earned RSUs based on the most recent fiscal year end results of the Company; and

(ii)           The number of RSUs included in the Target Award.

If the successor company fails to assume such Earned RSUs, they shall vest and be settled in accordance with Section 3 upon consummation of the Change in Control.    To the extent the successor company (or a subsidiary or parent thereof) assumes such Earned RSUs, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change in Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, the Earned RSUs shall become fully vested and shall be settled in accordance with Section 3.(5)  For purposes of this Section 7, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Document; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of,

(3)                                 The treatment of awards upon termination of service due to retirement, termination without Cause and resignation for Good Reason presented in this Form of Award Agreement is indicative and may vary from award to award.

(4)                                 The treatment of awards upon termination of service due to death or Disability presented in this Form of Award Agreement is indicative and may vary from award to award.  Awards may provide for additional vesting upon termination of employment for reasons other than death or Disability.

(5)                                 The treatment of awards upon a Change in Control presented in this Form of Award Agreement is indicative and may vary from award to award.

or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 7, the term “Good Reason” shall mean (x) with regard to any Participant who is party to an employment or service agreement with the Company or any of its affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.(6)

8.             Nontransferability of RSUs.  Unless otherwise determined by the Committee pursuant to the terms of the Plan, RSUs may not be transferred, pledged, alienated, assigned or otherwise attorned other than by last will and testament or by the laws of descent and distribution or pursuant to a domestic relations order, as the case may be.

9.             Rights as a Shareholder.  The Participant shall have no rights as a shareholder with respect to the Target Award or Earned RSUs prior to settlement.  Upon settlement, the Participant shall have all rights as a shareholder with respect to the Common Shares delivered to the Participant, if any, including, without limitation, voting rights and the right to receive dividends.

10.          Dividend Equivalents.  If, after the Date of Grant and prior to the applicable Settlement Date, dividends with respect to the Common Shares are declared or paid by the Company, the Participant, upon settlement of Earned RSUs in accordance with Section 3, shall be entitled to receive dividend equivalents in an amount, without interest, equal to the cumulative dividends declared or paid on a Common Share, if any, during such period multiplied by the number of Earned RSUs.  Dividend equivalents will be subject to the same terms and conditions of this Agreement applicable RSUs.  The dividend equivalents will be paid on the applicable Settlement Date for the underlying Earned RSUs in cash or Common Shares, as determined by the Company in its discretion.  If the underlying Earned RSUs are cancelled prior to the applicable Settlement Date for any reason, any accrued and unpaid dividend equivalents shall be cancelled.(7)

11.          No Entitlements.

(a)           No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of the Target Award, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to

(6)                                 The definitions of “Cause” and “Good Reason” presented in this Form of Award Agreement are indicative and may vary from award to award.

(7)                                 The treatment of dividend equivalents presented in this Form of Award Agreement is indicative and may vary from award to award.  Specific awards, for example, may provide for dividend equivalents to be paid in cash, or for no dividend equivalent rights.

give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(b)           No Right to Future Awards.  The Target Award of RSUs and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of RSUs or any other equity-based award at any time in the future or in respect of any future period.

12.          Taxes and Withholding.  The Participant must satisfy any federal, state, provincial, local or foreign tax withholding requirements applicable with respect to the settlement of the Earned RSUs. The Company may require or permit the Participant to satisfy such tax withholding obligations through the Company withholding Common Shares that would otherwise be received by such individual upon settlement of the Earned RSUs.  The obligations of the Company to deliver the Common Shares under this Agreement shall be conditioned upon the Participant’s payment of all applicable taxes and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

13.          Securities Laws.  The Company shall not be required to issue Common Shares in settlement of or otherwise pursuant to the Earned RSUs unless and until (i) the shares have been duly listed upon each stock exchange on which the Common Shares are then registered; (ii) a registration statement under the Securities Act of 1933, as amended, with respect to such Common Shares is then effective; and (iii) the issuance of the Common Shares would comply with such legal or regulatory provisions of such countries or jurisdictions outside the United States as may be applicable in respect of the Earned RSUs. In connection with the grant of the Target Award or vesting of the Earned RSUs, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

14.          Miscellaneous Provisions.

(a)           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)           Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)           Incorporation of Plan; Entire Agreement.  This Agreement, the Target Award and the Earned RSUs shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)           Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to RSUs without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Earned RSUs are not subject to taxes, interest and penalties under Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 16 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 13(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the RSUs in any manner that is consistent with the Plan and approved by the Committee.

(f)            Section 409A.

(i)            The Earned RSUs are intended to constitute “short-term deferrals” for purposes of Section 409A of the Code and the regulations and guidance promulgated thereunder (“Section 409A”).  If any provision of the Plan or this Agreement would, in the reasonable good faith judgment of the Committee, result or likely result in the imposition on the Participant, a beneficiary or any other person of a penalty tax under Section 409A, the Committee may modify the terms of the Plan or this Agreement, without the consent of the Participant, beneficiary or such other person, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such penalty tax.  This Section 14(f) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the Earned RSUs will not be subject to taxes, interest and penalties under Section 409A.(8)

(8)                                 Certain awards may provide for deferred compensation subject to Section 409A.  In the case of such awards, this provision will be modified appropriately.

(ii)           Notwithstanding anything to the contrary in the Plan or this Agreement, to the extent that the Earned RSUs constitute deferred compensation for purposes of Section 409A and Participant is a “Specified Employee” (within the meaning of the Committee’s established methodology for determining “Specified Employees” for purposes of Section 409A), no payment or distribution of any amounts with respect to the Earned RSUs that are subject to Section 409A may be made before the first business day following the six (6) month anniversary from the Participant’s Separation from Service from the Company Group (as defined in Section 409A) or, if earlier, the date of the Participant’s death.

(g)           Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(h)           Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(i)            Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

[remainder of page intentionally left blank]

ADVANCED DISPOSAL SERVICES, INC.

By:
Name:
Title:

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date:

Exhibit A:  Performance Vesting Criteria

[To Be Determined]